Exhibit 1.3

Regulations of the Board of Directors

LINE Corporation

General Rules

Article 1 (Purpose)

1.

The purpose of these Regulations shall be, with respect to the Board of Directors of the Company, to ensure proper and smooth operations in accordance with laws and regulations, and the Articles of Incorporation.

2.	Except as otherwise provided in laws and regulations or the Articles of Incorporation, matters concerning the Board of Directors of the Company shall be governed by these Regulations.

Article 2 (Composition)

1.	The Board of Directors shall be composed of all of the Company’s Directors, and a meeting of the Board of Directors shall be effective when a majority of the members are present.

2.	Corporate Auditors may be present at a meeting of the Board of Directors and express their opinions.

Article 3 (Types of Meeting of the Board of Directors)

A meeting of the Board of Directors shall, in principle, be held once a month. However, a meeting of the Board of Directors may be held at any time if necessary.

Article 4 (Convener and Chairman)

1.

The Representative Director and President shall convene the meetings of the Board of Directors and act as the chairman thereof, unless otherwise provided by laws and regulations. If the Representative Director and President is unable to serve in this position, another Director, determined in accordance with an order of succession previously determined by resolution of the Board of Directors, shall act in place of the Representative Director and President.

2.

Each of the Directors and Corporate Auditors may demand convocation of a meeting of the Board of Directors by submitting a document indicating the purpose of the meeting of the Board of Directors to the convener.

Article 5 (Process for Convocation)

1.

Notice of a meeting of the Board of Directors (indicating the purpose of the meeting) shall be sent to each Director and Corporate Auditor at least three days prior to the meeting. However, in the event of urgency, such period may be shortened.

2.	When the consent of all Directors and Corporate Auditors is obtained, a meeting of the Board of Directors may be held without following the above procedures for convening a meeting.

Article 6 (Matters to be Resolved)

1.	The Board of Directors shall resolve matters provided for in Exhibit 1.

2.	Types of resolutions in a meeting of the Board of Directors shall be as set forth under one of the following items.

Regulations of the Board of Directors

LINE Corporation

(1)	Approval

To approve the contents of a draft without amendment

(2)	Approval with amendment

To approve the contents of a draft after partially amending immaterial matters thereof

(3)	Supplement

To direct to supplement material matters contained in a draft, and ensure that the draft is brought back before the Board of Directors to resolve at the following meeting of the Board of Directors

(4)	Rejection

To reject the contents of a draft entirely, which prohibits the discussion of the draft again at a meeting of the Board of Directors in the same business year

3.

When emergency measures are necessary, the Representative Director and President may execute them without a resolution of a meeting of the Board of Directors, unless to do so would violate laws and regulations or the Articles of Incorporation. In this case, such execution shall be subject to an approval of the Board of Directors at the following meeting of the Board of Directors.

Article 7 (Matters to be Reported)

1.	The Representative Director and President shall report the profit and loss, status of properties and status of execution of other material business at a meeting of the Board of Directors.

2.	The chairman and the Representative Director and President may appoint another Director to give the report provided for in the preceding paragraph.

3.	Directors who have been engaged in competitive transactions and transactions with the Company shall report to the Board of Directors on the material facts of such transaction.

4.

In cases where Directors have notified all of the Directors and Corporate Auditors of the matters to be reported at a meeting of the Board of Directors, the report provided for in Paragraphs 1 and 3 shall be unnecessary.

Article 8 (Matters to be Discussed)

If matters scheduled to be discussed in the following meeting or the meeting thereafter are required to be discussed in advance, the matters may be brought before the Board of Directors to discuss without a resolution.

Article 9 (Omission of a Resolution of the Board of Directors)

When requirements stipulated in Article 370 of the Companies Act are satisfied, resolutions of the Board of Directors shall be deemed to have been adopted.

Regulations of the Board of Directors

LINE Corporation

Article 10 (Manifestation of Intention in Writing)

1.

A Director or Corporate Auditor who cannot be present at a meeting of the Board of Directors due to unavoidable reasons may manifest his/her intention concerning an agenda and a matter to the person who will be the chairman in writing in advance.

2.	When the manifestation of intention described in the preceding paragraph occurs, the chairman shall report such fact and its contents in discussion at a meeting of the Board of Directors.

Article 11 (Opinion of the Corporate Auditors)

Corporate Auditors may, if necessary, state their opinions concerning matters outside of the matters that are on an agenda of a meeting of the Board of Directors.

Article 12 (Attendance of Persons other than Directors and Corporate Auditors)

If the Board of Directors finds it necessary, it may order persons other than Directors and Corporate Auditors to attend a meeting of the Board of Directors and may ask for their report or opinion.

Article 13 (Resolution of a Meeting of the Board of Directors)

1.	A resolution of a meeting of the Board of Directors shall be made by a majority of the Directors present at the meeting where a majority of the Directors are present.

2.

If votes are split equally and there is no majority when a resolution is intended to be made under the preceding paragraph, the chairman may defer the resolution and propose the matter to be resolved again at the following meeting of the Board of Directors.

3.

Although Directors each have one voting right, Directors who have a special interest in the business of a meeting of the Board of Directors may not exercise their voting rights. In this case, the number of voting rights held by such Director shall not be included in the number of voting rights held by Directors present, for the purpose of determining whether the resolution is adopted or not.

4.

The Board of Directors shall respect, to the extent possible, the contents and outcome of discussions of the advisory body, which was established based on Article 18 in a resolution provided for in Paragraph 1.

Article 14 (Minutes)

1.	Minutes shall be prepared with respect to the business of a meeting of the Board of Directors, and the minutes shall be retained at the head office for a period of ten years.

2.

The minutes shall state (i) the date and time on which and the place where a meeting of the Board of Directors was held, (ii) the substance of the proceedings of a meeting of the Board of Directors and the results thereof, (iii) the names of Directors if any who have a special interest in matters required to be resolved, (iv) the name of the chairman of the meeting, (v) if the meeting was convened by request of persons other than the convener or convened by persons other than the convener, such fact, (vi) the name of Directors if any who do not agree with the resolution, and other matters provided for in laws and regulations, and the Directors and the Corporate Auditors present shall affix their names and seals to the minutes.

Regulations of the Board of Directors

LINE Corporation

3.

If it is unnecessary to report to the Board of Directors pursuant to Article 7, Paragraph 4, (i) the contents of matters that were not required to be reported, (ii) the date on which the matters to be reported at a meeting of the Board of Directors were notified to all of the Directors and Corporate Auditors, and (iii) the name of the Director who performed the duties concerning the preparation of the minutes shall be stated in the minutes.

4.

If a resolution of a meeting of the Board of Directors is deemed to have been adopted pursuant to Article 9, (i) the contents of matters which are deemed to have been resolved at a meeting of the Board of Directors, (ii) the name of the Director who proposed the matter set forth in (i), (iii) the day on which the resolution of the meeting of the Board of Directors is deemed to have been adopted, and (iv) the name of the Director who performed the duties concerning the preparation of the minutes shall be stated in the minutes.

Article 15 (Notice to Absentees)

The substance of the proceedings of a meeting of the Board of Directors and the results thereof shall be notified to the Directors and the Corporate Auditors who were absent from such meeting.

Article 16 (Administrative Office of the Board of Directors)

1.	The BOD support team shall act as the administrative office of the Board of Directors.

2.

The administrative office shall conduct the holding of meetings of the Board of Directors, the preparation and retention of minutes and other operations concerning the Board of Directors under the entrustment of the chairman.

Article 17 (Transfer of Authority)

1.	The Board of Directors may establish subsidiary conference bodies of the Board of Directors and transfer the authority of the Board of Directors, as provided for in Exhibit 2.

2.	Management of conferences and others of subsidiary conference bodies shall be governed by rules separately established.

Article 18 (Advisory Bodies)

The Board of Directors may establish advisory bodies of the Board of Directors and make the advisory bodies conduct necessary discussions, as provided for in Exhibit 3.

Article 19 (Others)

Any matters regarding the management of the Board of Directors which are not provided in laws and regulations, the Articles of Incorporation or these Regulations, shall be subject to the discussions of a meeting of the Board of Directors and decisions of the chairman.

Article 20 (Modification and Abolition)

The modification or abolition of these Regulations shall be subject to a resolution of a meeting of the Board of Directors. However, any amendment to a responsible department of the administrative office of the Board of Directors provided for in Article 16, the section in charge and the like provided for in this Article shall be subject to the approval of the Representative Director and President.

Regulations of the Board of Directors

LINE Corporation

Supplementary Provisions

These Regulations shall come into effect as from September 01, 2017.

Established on June 02, 2005

Revised August 17, 2005

Revised May 30, 2006

Revised April 25, 2007

Revised June 01, 2008

Revised June 01, 2010

Revised April 01, 2013

Revised July 01, 2013

Revised January 15, 2014

Revised March 01, 2014

Revised December 01, 2014

Revised February 01, 2016

Revised April 01, 2016

Revised August 01, 2016

Revised September 01, 2017

Regulations of the Board of Directors

LINE Corporation

<Exhibit 1>

<<Matters to be Discussed at a Meeting of the Board of Directors>>

1. Matters concerning Management of Business

(1)	Determination of basic policy of corporate governance

(2)	Determination of basic policy concerning an Internal Control System

(3)	Determination and amendment of a budget for fiscal years of the Group

(4)	Other material matters concerning management of business

2. Matters concerning the General Meeting of Shareholders

(1)	Convocation of a general meeting of shareholders

(2)	Determination of the purpose of a general meeting of shareholders (Article 298 of the Companies Act)

(3)	Determination of order to act as chairman of a general meeting of shareholders

(4)	Other matters required for convocation of a general meeting of shareholders

3. Matters concerning the Directors and the Board of Directors

(1)	Determination of Director candidates

(2)	Appointment and removal of Representative Director(s) (Article 362 of the Companies Act)

(3)	Appointment and removal of Managerial Directors

(4)	Determination of duties to be assumed by each Director

(5)	Approval of a competitive transaction involving a Director (Article 365 of the Companies Act)

(6)	Approval of a transaction concerning a conflict of interest involving a Director (Article 365 of the Companies Act)

(7)	Allocation of a Director’s compensation as has been resolved by a general meeting of shareholders

(8)	Determination of order to act as chairman of the Board of Directors

(9)	Execution of agreements for partial exemption from liability of Directors and Corporate Auditors, and limited liability agreements for Directors and Corporate Auditors

(10)	Directors’ assumption of office of corporate officer of another company, an officer of any other organization, and public office (material assumption)

(11)	Other material matters concerning Directors and the Board of Directors

Regulations of the Board of Directors

LINE Corporation

4. Matters concerning Financial Results

(1)	Approval of the consolidated financial statements

(2)	Approval of the financial statements and the supplementary statements thereof

(3)	Approval of business reports and the supplementary statements thereof

(4)	Approval of the quarterly statement of accounts

(5)	Approval of the internal control report

(6)	Changes in the accounting period

(7)	Determination of and changes in material accounting policy and determination of and changes in material accounting treatment

(8)	Other matters concerning financial results of the Company

5. Matters concerning Finance and Accounting

(1)	Determination concerning disposition of profit or disposition of loss

(2)	Determination of interim dividends (Article 454 of the Companies Act)

(3)	Determination of policy concerning fund management

(4)	Determination of policy of exchange forward contract and risk hedge

(5)	Determination of policy concerning appointment of correspondent financial institutions

(6)	Matters concerning dividend policy of subsidiaries

(7)	Determination of borrowing which exceeds 1 billion yen per case

(8)	Offering of corporate bonds which exceeds 1 billion yen per case

(9)	Determination of guarantee for obligations which exceeds 1 billion yen per case

(10)	Lease fees which exceed 1 billion yen per case

(11)	Abandonment of inventory assets which exceeds 1 billion yen per case

(12)	Donation which exceeds 10 million yen per case

(13)	Exemption from obligations which exceeds 100 million yen per case

(14)	Establishment of collateral which exceeds 1 billion yen per case

Regulations of the Board of Directors

LINE Corporation

(15)	Transactions with materially associated companies

(16)	Other material matters concerning finance and accounting

6. Matters concerning Investment, Alliance, and Reorganization

(1)	Implementation of investment and lending whose cumulative total investment is expected to exceed 1 billion yen

(2)	Transfer and acquisition of material business whose cumulative total investment is expected to exceed 1 billion yen

(3)	Implementation of merger, company split, share exchange, and share transfer

(4)	Implementation and cancellation of material business alliance

(5)	Approval of material new business plan

(6)	Determination of withdrawal from existing business whose costs on withdrawal exceed 1 billion yen

(7)	Implementation of equipment investment whose cumulative total investment is expected to exceed 1 billion yen

(8)	Transfer, acquisition, and licensing of material intellectual property rights

(9)	Other matters concerning material investment and corporate reorganization

7. Matters concerning Organization and Human Resources of the Company

(1)	Incorporation and dissolution of a new company and associated company

(2)	Election and dismissal of Executive Officers

(3)	Determination of duties to be assumed by Executive Officers and determination of their authority

(4)	Election and dismissal of the person serving in Job C

(5)	Determination of positional authority and material changes in positional authority and the division of duties

(6)	Establishment, modification, and abolition of consultants, advisors, committees, and other material organization

(7)	Establishment of branches

(8)

Establishment, modification, and abolition of human resources rules such as the wage structure and rules of engagement (material establishment, modification, and abolition), and other matters concerning material human resources and labor affairs

(9)	Other matters concerning material human resources and organization

Regulations of the Board of Directors

LINE Corporation

8. Matters concerning Management of the Group

(1)	Approval of proposal for personnel changes in officers of materially associated companies (changes in representatives)

(2)	Consolidated subsidiaries’ implementation of investment and lending which materially affect the consolidated results

(3)	Consolidated subsidiaries’ transfer and acquisition of business which materially affect the consolidated results

(4)	Consolidated subsidiaries’ commencement of new business which materially affects the consolidated results

(5)	Consolidated subsidiaries’ abolition of existing business which materially affects the consolidated results

(6)	Consolidated subsidiaries’ transfer, acquisition, and disposition of material fixed assets

(7)	Consolidated subsidiaries’ implementation of merger, company split, share exchange, and share transfer

(8)	Changes in consolidated subsidiaries

(9)	Establishment and abolition of material overseas bases

(10)	Other material matters concerning management of the Group

9. Matters concerning Shares

(1)	Issuance of offered shares (Article 199 of the Companies Act)

(2)

Changes in the Articles of Incorporation concerning the total number of authorized shares in accordance with stock split and split ratio (Article 183 of the Companies Act and Article 184 of the Companies Act)

(3)	Allotment of shares without consideration (Article 186 of the Companies Act)

(4)	Capitalization of statutory reserves (Article 448 of the Companies Act)

(5)	Issuance of, changes to, and abolition of class shares

(6)	Issuance of corporate bonds (Article 362 of the Companies Act)

(7)	Issuance of corporate bonds with stock acquisition rights (Article 236 of the Companies Act)

(8)	Acquisition of treasury shares pursuant to resolution of an ordinary general meeting of shareholders

(9)	Disposition of treasury shares

(10)	Cancellation of treasury shares (Article 178 of the Companies Act)

(11)	Reduction or abolition of share unit number, and changes in the Articles of Incorporation accompanying it

Regulations of the Board of Directors

LINE Corporation

(12)	Issuance of stock acquisition rights

(13)	Cancellation of stock acquisition rights

(14)	Acquisition of shares of the Company held by subsidiaries

(15)	Computerization of notice of a meeting

(16)	Computerization of exercise of voting rights

(17)	Adoption of written voting system

(18)	Closing of the shareholder registry or establishment of the record date (Article 124 of the Companies Act)

(19)	Selection of or changes in the shareholders registry administrator and its share handling office

(20)	Amendment of the Share Handling Regulations

(21)	Determination of listing, delisting and changing markets

10. Development of Internal Control System

(1)	Development of a system for ensuring that the duties of Directors are executed in compliance with laws and regulations, and the Articles of Incorporation

(2)	Development of a system concerning the preservation and management of information regarding execution of the duties of Directors

(3)	Development of rules for managing the risk of loss and other systems

(4)	Development of a system for ensuring that the duties of Directors are efficiently performed

(5)	Development of a system for ensuring that the duties of employees are in compliance with laws and regulations, and the Articles of Incorporation

(6)	System for ensuring the appropriateness of the business of the corporate group comprised of the Company, its parent company and subsidiaries

(7)	Matters concerning employees who support the execution of the Corporate Auditors’ duties and are requested by the Corporate Auditors

(8)	Matters concerning the independence of the employees indicated in the preceding item from the Directors

(9)

System for Directors and employees to report to the Board of Corporate Auditors or the Corporate Auditors, and other systems relating to reporting to the Board of Corporate Auditors or the Corporate Auditors

(10)	Other systems for ensuring that auditing by the Corporate Auditors is conducted in an efficient manner

Regulations of the Board of Directors

LINE Corporation

11. Other Matters concerning Material Business Execution

(1)	Establishment, modification, and abolition of basic management rules such as the Board of Directors Regulations (material establishment, modification, and abolition)

(2)	Determination of material policy concerning the Company’s brand

(3)	Determination of material policy concerning disclosure

(4)	Determination of basic policy such as filing of or response to material lawsuits

(5)	Changes in the trade name

(6)	Filing of dissolution, bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, special conciliation, and the like

(7)	Other matters required to be resolved by the Board of Directors, pursuant to laws and regulations or the Articles of Incorporation

<<Matters to be Reported to the Board of Directors>>

1. Reports on status of business execution

(1)	Monthly status of financial results (consolidated)

(2)	Quarterly status of financial results and a quarterly financial report (consolidated)

(3)	Other reports on status of progress concerning material business execution

2. Matters to be reported concerning the Internal Control System

(1)	Reports on status of operation of the Internal Control System

(2)	Other matters to be reported pursuant to the Internal Control System

3. Material facts concerning a Director entering into a competitive transaction or self-dealing transaction with the Company

4. Matters to be reported by the Board of Corporate Auditors

5. Other matters that the Board of Directors finds necessary

Regulations of the Board of Directors

LINE Corporation

<Exhibit 2>

The subsidiary conference bodies of the Board of Directors shall be as follows.

1. Management Meeting

(1)	Purpose

To support the Director and President, and the Board of Directors by discussing and determining material matters concerning management of the business based on the basic management policy determined by the Board of Directors

(2)	Date scheduled to be held

As provided for by the rules of the Management Meeting

(3)	Convener

As provided for by the rules of the Management Meeting

(4)	Attendees

As provided for by the rules of the Management Meeting

(5)	Administrative Office

The BOD support team

2. Investment Strategy Meeting

(1)	Purpose

To construct a system enabling flexible approval of investment and to establish the internal process relating to investment

(2)	Date scheduled to be held

As provided for by the rules of the Investment Strategy Meeting

(3)	Convener

As provided for by the rules of the Investment Strategy Meeting

(4)	Attendees

As provided for by the rules of the Investment Strategy Meeting

(5)	Administrative Office

The Investor Relations and Investment Development Department and The BOD support team

Regulations of the Board of Directors

LINE Corporation

<Exhibit 3>

The advisory bodies of the Board of Directors shall be as follows.

1. Advisory Board

(1)	Purpose

To discuss and consider material contents of transactions with a related party or a conflict of interest, including transactions with the parent company, status of operations of the meeting of the Board of Directors, policy concerning the protection of minority shareholders, or the like

(2)	Date scheduled to be held

As provided for by the Advisory Board Operation Policy

(3)	Convener

As provided for by the Advisory Board Operation Policy

(4)	Attendees

All of the Company’s Outside Directors shall be attendees

(5)	Administrative Office

The BOD support team

2. Outside Director Candidates Recommendation Committee

(1)	Purpose

To hold discussions regarding candidates when electing Outside Directors and make a suggestion to the Board of Directors

(2)	Date scheduled to be held

As provided for by the Outside Director Candidates Recommendation Committee Operating Policy

(3)	Convener

As provided for by the Outside Director Candidates Recommendation Committee Operating Policy

(4)	Attendees

All of the Company’s Outside Directors and the Representative Director, President, and CEO shall be attendees

(5)	Administrative Office

The BOD support team